                                                                EXHIBIT 10.10

                             OFFICE LEASE AGREEMENT


  This Lease Agreement (this "Lease") is made this 4th day of August,1998, between B. O. III, LTD., a Texas limited partnership (hereinafter called
"Landlord"), and Vignette Inc., a Delaware corporation   (hereinafter called
"Tenant").

This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.

                             BASIC LEASE PROVISIONS

1.  Building:
    a. Name:  Barton Oaks Plaza III
    Address: 901 S. Mopac Building III, Austin, TX  78748
    b. Agreed Rentable Area: 121,423 square feet.

2.  Premises:
    a. Suite #: 500 ; Floors: a portion of the first floor, and the entire fourth, and fifth floors
    b. Agreed Rentable Area: 66,900 square feet.

3.  a. Basic Rent (See Article 2, Supplemental Lease Provisions):


                                 Rate Per Square             Basic                 Basic
          Rental                 Foot of Agreed             Annual                Monthly
          Period                  Rentable Area              Rent                  Rent
          -------                 -------------             -----                  ----
     Months 1 - 36                 $16.50                  $1,103,850            $91,987.50
     Months 37 -60                 $17.50                  $1,170,750            $97,562.50
                                   $                       $                     $
                                   $                       $                     $

    b. Each "Lease Year" shall be a twelve (12) month period commencing with the Commencement Date or any anniversary date of the Commencement Date and ending on but not including the next occurring anniversary date of the Commencement Date; provided, however, the last Lease Year shall mean the period of time from and including the anniversary date of the Commencement Date that immediately precedes the Expiration Date to and including the Expiration Date. Each "Lease Month" shall be a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date.

4. a. Tenant's Pro Rata Share Percentage: 55.10 % (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).
    b. Tenant's Initial Monthly Payment of Additional Rent: $ 8.00 per square foot of Agreed Rentable Area; $ 44,600.00 per month.

5. Term: 5 (Five) years and zero (0) months (see Article 1, Supplemental Lease Provisions).

6. Commencement Date: November 1 , 1998 (see Article 1, Supplemental Lease Provisions).

7. Expiration Date: October 31 , 2003 (see Article 1, Supplemental Lease Provisions).

8.  Security Deposit:$ 4.69 per rentable square foot of the Premises (see
    Article 3, Supplemental Lease Provisions).

9. Tenant's Broker: The Alexander Company (such broker is represented by Ford Alexander ).

10. Permitted Use: General Office Purposes Only (see Article 4, Supplemental Lease Provisions).

11. All payments shall be sent to Landlord in care of Hill Partners Management Company, Inc. ("Property Manager") at 2800 Industrial Terrace, Austin, TX 78758 or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

12. Parking: See Section 15.17 and Exhibit F, if any, attached to the Supplemental Lease Provisions.

13. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):



    Landlord:                               Tenant:
    B. O. III, LTD.                         PRIOR TO COMMENCEMENT DATE:
    c/o Hill Partners Management Company    Vignette, Inc.
        2800 Industrial Terrace               3410 Far West Boulevard, Suite 300
        Austin, TX 78758                      Austin, Texas 78731
    Attention: Beth Ann Signor              Attention: Robert Robinson
    Fax: 512/835-1222                       Fax:  (512) 502-0280

                                            ON AND AFTER COMMENCEMENT DATE:
                                            The Premises.
                                            Fax: TBD


  Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgment that they are a part of this Lease.

                               TABLE OF CONTENTS
                                      FOR
                         SUPPLEMENTAL LEASE PROVISIONS


Description                                                           Page
Article 1      Term and Possession..................................     1

Article 2      Rent.................................................     2

Article 3      Security Deposit.....................................     4

Article 4      Occupancy and Use....................................     4

Article 5      Utilities and Services...............................     7

Article 6      Maintenance, Repairs, Alterations and Improvements...     9

Article 7      Insurance, Fire and Casualty.........................    10

Article 8      Condemnation.........................................    13

Article 9      Liens................................................    13

Article 10     Taxes on Tenant's Property...........................    14

Article 11     Subletting and Assigning.............................    14

Article 12     Transfers by Landlord, Subordination and
               Tenant's Estoppel Certificate........................    16

Article 13     Default..............................................    16

Article 14     Notices..............................................    19

Article 15     Miscellaneous Provisions.............................    19


                          LIST OF EXHIBITS AND RIDERS
                                       TO
                         SUPPLEMENTAL LEASE PROVISIONS

               Exhibit A           Floor Plan
               Exhibit B           Land Legal Description
               Exhibit C           Intentionally Omitted
               Exhibit D           Work Letter
               Exhibit E           Acceptance of Premises Memorandum
               Exhibit F           Parking Agreement

               Rider 1             Renewal Option
               Rider 2             Right to Audit
               Rider 3             Expansion Option
               Rider 4             Tenant's Right of First Refusal
               Rider 5             Tenant's Right of Opportunity
               Rider H-1           Tenant's Study, Testing and Inspection Rights

                         SUPPLEMENTAL LEASE PROVISIONS

                                   ARTICLE 1
                              TERM AND POSSESSION

SECTION 1.1   LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101  Lease of Premises.  In consideration of the mutual covenants herein,
       -----------------
       Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of the Basic Lease Provisions) described as the Premises in Item 2 of the Basic Lease Provisions and that is more particularly described by the crosshatched area on Exhibit A attached
                                                          ---------
       hereto (hereinafter called the "Premises"). The Building, the land (the "Land") on which the Building is situated (which Land is more particularly described on Exhibit B attached hereto), the parking garage,
                                 ---------
       if any, located on the Land and serving the Building (the "Garage") and all other improvements located on and appurtenances to the Building, the Garage and the Land are referred to collectively herein as the "Property".

1.102  Agreed Rentable Area.  The agreed rentable area of the Premises is hereby
       --------------------
       stipulated to be the "Agreed Rentable Area" of the Premises set forth in
       Item 2b of the Basic Lease Provisions. The agreed rentable area of the Building is hereby stipulated to be the "Agreed Rentable Area" of the Building set forth in Item 1b of the Basic Lease Provisions.

1.103  Initial Term and Commencement.  The initial term of this Lease shall be
       -----------------------------
       the period of time specified in Item 5 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 6 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to Section 3 of the Work Letter attached hereto as Exhibit D) and, unless sooner terminated pursuant to the terms
                 ---------
       of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in
       Item 7 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to Section 3 of the Work Letter).

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.

1.201  Delivery.  Tenant acknowledges that Tenant has inspected the Premises and
       --------
       the Common Areas (as hereinafter defined) and, except for latent defects discovered and reported to Landlord by Tenant within 180 days from the Commencement Date, hereby (i) accepts the Common Areas in "as is" condition for all purposes and (ii) subject to Landlord's completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes.

1.202  Completion.  Landlord will perform or cause to be performed the work
       ----------
       and/or construction of Tenant's Improvements (as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date. If Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 6 of the Basic Lease Provisions for any reason whatsoever, Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date to the extent permitted under Section 3 of the Work Letter.

1.203  Acceptance of Premises Memorandum.  Upon Substantial Completion (as
       ---------------------------------
       defined in the Work Letter) of Tenant's Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit E. If Tenant occupies the Premises without
                          ---------
       executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Commencement Date set forth in Item 6 of the Basic Lease Provisions.

SECTION 1.3   REDELIVERY OF THE PREMISES.

1.301  Obligation to Redeliver.  Upon the expiration or earlier termination of
       -----------------------
       this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition, together with all keys and parking and access cards. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, at the sole expense of Tenant: (i) remove from the Premises (unless Landlord is asserting its lien rights therein) any equipment, machinery, trade fixtures and personalty installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord, (a) remove from the Premises all or any part of the improvements (other than Tenant's Improvements and other improvements approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease) made to the Premises by or on behalf of Tenant and (b) restore the Premises to the condition existing immediately prior to the installation of such improvements. All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted so as not to damage the Premises or the Building or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section not removed within time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

1.302  Failure to Deliver.  Notwithstanding any provision or inference to the
       ------------------
       contrary herein contained, in the event that Tenant fails to deliver to Landlord (and surrender possession of) all of the Premises upon the expiration or earlier termination of this Lease

       (or the applicable portion of the Premises if this Lease expires or terminates as to only a portion of the Premises) on the date of expiration or earlier termination, then Landlord may, without judicial process and without notice of any kind, immediately enter upon and take absolute possession of the Premises or applicable portion thereof, expel or remove Tenant and any other person or entity who may be occupying the Premises or applicable portion thereof, change the locks to the Premises or applicable portion thereof (in which event, Tenant shall have no right to any key for the new locks), limit elevator access to the Premises or applicable portion thereof, and take any other actions as are necessary for Landlord to take absolute possession of the Premises or applicable portion thereof. The foregoing rights are without prejudice and in addition to, and shall not in any way limit Landlord's rights under,
       Section 1.4 below.

SECTION 1.4 HOLDING OVER. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent and Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay actual damages sustained by Landlord by reason of Tenant's holding over after the Required Vacancy Date (hereinafter defined); provided that Tenant shall be liable for lost profits and/or penalties incurred by Landlord in connection with a lease of the Premises to a third party as a result of Tenant's holding over only if Landlord gives a written notice to Tenant (i) stating that Landlord has entered into a lease with a proposed tenant covering the Premises or a portion thereof and, if less than the entire Premises, identifying the portion of the Premises leased, and (ii) setting forth a date (the "Required Vacancy Date") on which Landlord requires Tenant to vacate the Premises, which date shall be no earlier than the later to occur of (i) thirty (30) days after Tenant's receipt of Landlord's notice, or (ii) the Expiration Date, and Tenant fails to vacate the Premises (or the portion thereof subject to a third-party lease) on or before the Required Vacancy Date. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. If Landlord elects to cause Tenant to be ejected from the Premises through judicial process, and without in any way limiting Landlord's rights under subsection 1.302 above, Tenant agrees that Landlord will not be required to deliver Tenant more than one (1) days' notice to vacate prior to Landlord's filing of a forcible detainer suit. In addition, Tenant agrees that Landlord shall be entitled to the payment of its reasonable legal fees in the event that Landlord prevails in a forcible detainer action brought by Landlord.

                                   ARTICLE 2
                                      RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated. Notwithstanding the foregoing, Basic Rent for 6,000 square feet of Agreed Rentable Area of the Premises shall be abated for the first six (6) months of the Lease Term.

SECTION 2.2   ADDITIONAL RENT.

2.201   Definitions.  For purposes of this Lease, the following definitions
        -----------
shall apply:

        (a) "Additional Rent", for a particular calendar year, shall equal the sum of all (i) Operating Expenses (as hereinafter defined) for the applicable calendar year multiplied by Tenant's Pro Rata Share Percentage (as set forth in Item 4.a of the Basic Lease Provisions) plus
        (ii) Real Estate Taxes (as hereinafter defined) for the applicable calendar year multiplied by Tenant's Pro Rata Share Percentage plus
        (iii) Additional Pass Through Costs (as hereinafter defined) for the applicable calendar year multiplied by Tenant's Pro Rata Share Percentage.

        (b) "Operating Expenses" shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles, including, but not limited to, the following: (i) insurance premiums ("Insurance Premiums"); (ii) water, sewer, electrical and other utility charges ("Utility Expenses"); (iii) service, testing and other charges incurred in the operation and maintenance of the elevators and the plumbing, fire sprinkler, security, heating, ventilation and air conditioning system;
        (iv) cleaning and other janitorial services inclusive of window cleaning); (v) tools and supplies costs; (vi) repair costs; (vii) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith;
        (viii) security and alarm services; (ix) license, permit and inspection fees; (x) management fees; (xi) wages and related benefits payable to employees, including taxes and insurance relating thereto; (xii) accounting services; (xiii) legal services, unless incurred in connection with tenant defaults or lease negotiations; (xiv) trash removal; (xv) garage and parking maintenance, repair, repaving and operating costs; and (xvi) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property. Notwithstanding the foregoing, Operating Expenses shall not include Real Estate Taxes or Additional Pass Through Costs.

        (c) "Real Estate Taxes" shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only income, capital stock, estate, inheritance and franchise taxes payable by Landlord, unless th same shall have been levied as a substitute for or supplement of real property taxes.

        (d) "Additional Pass Through Costs" shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year in which this Lease is executed: (i) subject to the limitations of clause (ii) following, the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the rate three-quarters percent (.75%) per annum above the prime rate published by the Wall Street Journal (Southwest Edition) as of the date of the applicable expenditure (the "Amortization Rate") on the unamortized balance thereof; (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. (S)(S)12101-12213 (collectively, the "Disability Acts"), amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over such period as is reasonably determined by Landlord, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (iv) all other capital costs and expenses which would generally be regarded as ownership, operating, maintenance and management costs and expenses which would normally be amortized over a period not to exceed two (2) years.

        Notwithstanding any contrary provision in subsection 2.201 of the Supplemental Lease Provisions, "Operating Expenses" shall not include any of the following: costs for which Landlord actually receives reimbursement by insurance, condemnation awards, warranties or otherwise, including direct reimbursements by Tenant or other tenants on the Property (other than through a pass-through of Operating Expenses); that portion of any payment made to an affiliate of Landlord that is in excess of the amount which would have been paid in the absence of such relationship and accounting and legal fees incurred as a part of Landlord's general corporate or partnership overhead.

2.202   Gross-Up.  Operating Expenses shall be grossed up to include all
        --------
        additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord determines that it would have incurred, paid or been obligated to pay during such year if the Building had been one hundred percent (100%) occupied.

2.203   Payment Obligation.  In addition to the Basic Rent specified in this
        ------------------
        Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year during the term of this Lease, payable in monthly installments as hereinafter provided. Tenant's initial monthly installment of Additional Rent is set forth in Item 4.b of the Basic Lease Provisions. On or prior to the Commencement Date and at least thirty (30) days prior to each calendar year thereafter (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within ninety
        (90) days after the end of (i) each calendar year and (ii) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the "Final Calendar Year") and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant's total monthly payments of Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of Additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord. Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant.

2.204   Billing Disputes.  If there exists any dispute as to (i) the amount of
        ----------------
        Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord's calculation of Additional Rent (each an "Additional Rent Dispute"), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position. If an Additional Rent is resolved in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Rent, together with interest from the time of such overpayment at the annual rate of ten percent (10%).

2.205   Revisions in Estimated Additional Rent.  If Real Estate Taxes, Insurance
        --------------------------------------
        Premiums, Utility Expenses or Additional Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

2.206   Real Estate Tax Protest.  Section 41.413 of the Texas Property Tax Code
        -----------------------
        may give Tenant the right to protest before the appropriate appraisal review board a determination of the appraised value of the Property if Landlord does not so protest and requires Landlord to deliver to Tenant a notice of any determination of the appraised value of the Property. Tenant acknowledges that the Property is a multi-tenant facility, that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants of the Property, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Lease Term. Accordingly, to the extent permitted by applicable law, Tenant hereby waives the provisions of (S)41.413 of the Texas Property Tax Code (or
        ------
        any successor thereto). In the alternative, if (S)41.413 of the Texas Property Tax Code may not be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenant's intent so to protest and Landlord fails to protest the valuation within fifteen
        (15) days after Landlord receives Tenant's written notice. If Tenant files a protest without giving the written notice required by the preceding sentence, such filing shall be an event of default under this Lease without the necessity of any notice from Landlord, regardless of the provisions of Section 13.102 of this Lease. Furthermore, if Tenant exercises the right of protest granted by (S)41.413 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest. If as a result of any protest filed by Tenant, the appraised value of the Property is increased by the
                                                       ---------
        appraisal board, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only Tenant's Pro Rata Share Percentage of Real Estate Taxes) assessed against the Property in excess of the taxes which would have been payable in the absence of the protest. Tenant shall continue to pay such excess taxes until the determination of appraised value of the Property is changed by the appraisal review board, REGARDLESS OF WHETHER THE INCREASED TAXES ARE INCURRED DURING THE TERM OF THE LEASE OR THEREAFTER. Landlord agrees, upon request by Tenant, to provide to Tenant a copy of the determination of appraised value for any year. The payment obligations of Tenant under this Section 2.206 shall survive the expiration or other termination of this Lease. Each calendar year during the Term of this Lease, Landlord agrees to engage a real estate tax consultant for purposes of evaluating whether or not to protest Real Estate Taxes and in the event such consultant recommends that Landlord protest Real Estate Taxes for any particular calendar year, Landlord will follow such recommendation unless Landlord obtains Tenant's consent to act otherwise.

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff.

SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid within five (5) days after such payment is due, a "Late Charge" of five cents ($.05) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments; provided that Landlord shall not charge a Late Charge for the first (1st) late payment, if any, made by Tenant during each calendar year of the Lease Term. Each Late Charge shall be payable on demand.

                                   ARTICLE 3
                                SECURITY DEPOSIT

Tenant will pay Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 8 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If Tenant shall fully and faithfully perform every material provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right
to receive the Security Deposit or any part of the balance thereof.   In the
alternative to a cash Security Deposit, contemporaneously with the execution of this Lease, Tenant shall cause an American bank or financial institution located in Austin, Texas reasonably acceptable to Landlord to issue an irrevocable letter of credit in the amount of the Security Deposit set forth in Item 8 of the Basic Lease Provisions (the "Letter of Credit"), naming Landlord as beneficiary to partially secure the performance of Tenant under the Lease. The Letter of Credit shall be for a term of not less than twelve (12) months. If all or any portion of the Letter of Credit is drawn against by Landlord, Tenant shall within thirty (30) days after demand by Landlord, order the issuer of the Letter of Credit to issue to Landlord at Tenant's expense replacement or supplementary Letters of Credit such that at all times during the term of this Lease (other than such thirty (30) day period), Landlord shall have the ability to draw on one or more Letters of Credit totaling the Security Deposit amount set forth in Item 8 of the Basic Lease Provisions. Landlord shall be entitled to draw on the Letter of Credit one or more times for the reasons and uses provided above applicable to the Security Deposit. Any amount drawn by Landlord shall not be deemed to fix or determine the amounts to which Landlord is entitled under this Lease or otherwise, and Landlord shall be entitled to pursue any remedies provided for in this Lease to the extent Landlord is unable or elects, in its sole and absolute discretion, not to obtain complete or partial satisfaction by drawing upon the Letter of Credit. Tenant shall cause the issuance of a replacement Letter of Credit at least thirty (30) days prior to the expiration date of the then issued Letter of Credit (such date, the "Reissuance Date"). If Tenant fails to cause the issuance of a replacement Letter of Credit prior to the Reissuance Date, then Landlord shall have the right to draw the full amount of the then issued and outstanding Letter of Credit; provided that such drawing shall not be an Event of Default hereunder and Landlord shall hold such funds as security for the performance of Tenant's obligations under this Lease. Landlord shall refund such funds to Tenant upon the earlier to occur of (i) Tenant's delivery of a replacement Letter of Credit and (ii) sixty (60) days after the expiration of this Lease and satisfaction of Tenant's obligations hereunder. If the issuer of the Letter of Credit shall admit in writing its inability to pay its debts generally as they become due, shall file a petition in bankruptcy or a petition to take advantage of any insolvency act, shall consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, shall file a petition or answer seeking reorganization or arrangement under the United States Bankruptcy Code, shall have a receiver or conservator appointed or shall become subject to operational supervision by any Federal or State regulatory authority, then Tenant within thirty (30) days after written demand by Landlord shall obtain a replacement Letter of Credit from another financial institution satisfactory to Landlord, in its reasonable judgment. The rights of Landlord under this provision and any outstanding Letter of Credit under this Lease (including any assignee under a collateral assignment of Landlord's rights under this Lease) or any Letter of Credit and the term "Beneficiary" as used in connection with a Letter of Credit shall refer to Landlord and to each successor and assign of all or any portion of Landlord's interest under the Lease.

                                   ARTICLE 4
                               OCCUPANCY AND USE

SECTION 4.1   USE OF PREMISES.

4.101  General.  The Premises shall, subject to the remaining provisions of this
       -------
       Section, be used solely for the Permitted Use (herein so called) specified in Item 10 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell or permit the sale of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Notwithstanding the foregoing, Tenant and its employees shall be permitted to use microwave ovens and related food service facilities in kitchen areas on each floor of the Premises. Further, Tenant shall be entitled to have food delivered to the Premises from outside vendors for Tenant's employees and its guests. Tenant shall keep the Premises neat and clean at all times. Tenant shall comply with, and promptly correct any violation of, each and every governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the occupancy or use thereof.

4.102  Hazardous and Toxic Materials.
       -----------------------------

       (a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials ("ACM") and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements.

       (b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials at or on the Premises or the Property except for use and storage of cleaning and office supplies used in the ordinary course of Tenant's business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Property in a manner that will not materially and adversely affect Tenant's access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.

       (c) Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as permitted under Rider H-1 attached hereto. If Tenant requests that Landlord commence construction of Tenant's Improvements prior to exercising such right, Tenant shall be deemed to have waived the termination right set forth in Rider H-1.
                                                      ---------

      (d) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.102(d) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

SECTION 4.2  COMPLIANCE WITH LAWS.

4.201  Tenant's Compliance Obligation.
       ------------------------------

       (a) Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting (i) Tenant's use and occupancy of the Premises, (ii) any improvements constructed within the Building by or on behalf of Tenant and (iii) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant, provided, however, Tenant's compliance obligations with respect to the Disability Acts shall be governed by paragraph (b) following and the applicable provisions of the Work Letter.

       (b) From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following:
       (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts.

       (c) If any law, statute, ordinance, order, permit or regulation with which Tenant is required to comply pursuant to this Lease is violated, Tenant shall take such corrective action as is necessary to cause compliance.

4.202  Landlord's Compliance Obligation.
       --------------------------------

       (a) Landlord shall comply with all laws, statutes, ordinances, orders and regulations (i) relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.201) and (ii) non-compliance with which would adversely affect Tenant's use or occupancy of the Premises or Tenant's rights under this Lease, provided, however, Landlord's compliance obligations with the Disability Acts shall be as provided in paragraph (b) of this subsection.

       (b) From and after the Commencement Date, Landlord shall be responsible for compliance with the Disability Acts in the Common Areas; provided that Landlord shall not be obligated to Tenant to make any alterations to the Common Areas to effect such compliance.

SECTION 4.3 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are on file with the Property Manager. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant; provided that such changes and amendments do not increase Tenant's obligations hereunder or materially restrict Tenant's rights hereunder. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the other terms and provisions of this Lease shall control.

SECTION 4.4 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers or tenants and to fulfill Landlord's obligations or exercise its rights (including without limitation Landlord's Reserved Right [as hereinafter defined]) under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.
Subject to the provisions of this Section 4.4 and Section 6.303 below, Tenant shall have the right to install a card access security system in the Premises, provided such security system must be compatible with any security systems of Landlord, and Tenant shall upon the expiration of the Term of this Lease if requested by Landlord, remove such security system and repair any damage to the
Premises and the Building caused by such removal.   Tenant, at its sole cost and
expense, shall be responsible for the maintenance, repair and replacement of
such security system.   Tenant hereby waives any and all claims it may have
against Landlord and hereby agrees to indemnify and hold Landlord harmless from and against any and all claims in connection with Tenant's security system, EVEN IF SUCH CLAIMS ARE THE RESULT OF LANDLORD'S NEGLIGENCE.

SECTION 4.5 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Property is subject.

SECTION 4.6 PERMITS. Landlord agrees to obtain the certificate of occupancy, if any, required for occupancy of the Premises following construction of Tenant's Improvements. Tenant shall pay for the cost of any such certificate of occupancy, provided that Tenant shall be entitled to have such cost funded from the Finish Allowance, if any, provided for in the Work Letter. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if Tenant's Improvements or any subsequent alteration or improvement made to the Premises by Tenant or Tenant's use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.

                                   ARTICLE 5
                             UTILITIES AND SERVICES

SECTION 5.1    SERVICES TO BE PROVIDED.

Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.106 below, subject to all other provisions of this Lease.

5.101  Elevator Service.  Except for holidays generally recognized by businesses
       ----------------
       and emergencies, Landlord shall provide automatic elevator facilities on generally accepted business days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and have at least one (1) elevator available for use at all other times.

5.102  Heat and Air Conditioning.  On generally accepted business days from 7:00
       -------------------------
       a.m. to 6:00 p.m. and on Saturdays (other than holidays generally recognized by businesses) from 8:00 a.m. to 1:00 p.m., Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon request, Landlord shall make available, at Tenant's expense, after hours heat or air conditioning. The hourly rate during the initial Term of this Lease for the use of after hours heat or air conditioning shall be $20.00 per hour per floor. The hourly rate during any extended term of this Lease shall be increased to adjust for inflation.

5.103  Electricity.
       -----------

       (a) Landlord shall furnish to the Premises electric current not in excess of that required by the office lighting and receptacles included in Tenant's Improvements, provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) in excess of 2 1/2 watts per usable square foot in the Premises connected load in respect of office lighting and in excess of 1 1/2 watts per usable square foot in the Premises connected load in respect of the power outlets therein, at any one time (such consumption is herein referred to as "Excess Consumption" and the costs of Excess Consumption are herein referred to as "Excess Consumption Costs").

       (b) Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises or install one or more submeters to measure electrical usage within the Premises or a particular floor of the Premises. If the survey or submeters reflect Excess Consumption, then (i) Tenant shall be responsible for the costs of any such surveys and submeters, (ii) Landlord shall have the right to install permanent submeters to measure the electrical consumption within the Premises (which permanent submeters shall constitute a part of Tenant's Submeters, as hereinafter defined), (iii) Tenant shall pay for the cost of acquiring, maintaining, repairing and reading such submeters, and (iv) Tenant shall pay the Excess Consumption Costs.

       (c) Tenant shall not (i) without the express prior written consent of Landlord, permit the consumption in the Premises of more than 2 1/2 watts per usable square foot in the Premises connected load in respect of office lighting or of more than 1 1/2 watts per usable square foot in the Premises connected load in respect of the power outlets therein, at any one time, (ii) use electric current in excess of the capacity of the feeders or lines to the Building as of the Commencement Date or the risers or wiring installation of the Building or the Premises as of the Commencement Date, or (iii) install any electrical plugs, connections or outlets which supply a voltage greater than 120 volts single phase without first notifying Landlord and arranging for the installation of a permanent submeter (which shall be deemed to be part of Tenant's Submeters), at Tenant's expense, to measure the electrical power consumed by the equipment and/or machinery hooked or plugged into such plugs, connections or outlets. All submeters installed by Landlord or Tenant to measure electrical usage by certain pieces of equipment located within the Premises together with any submeters installed by Landlord pursuant to paragraph (b) of this subsection are herein collectively referred to as "Tenant's Submeters". Landlord will maintain and repair Tenant's Submeters, at Tenant's cost.

       (d) Upon the installation of Tenant's Submeters, Landlord will, at Tenant's cost, on or about the first day of each month during the Term of this Lease, read Tenant's Submeters and record such readings for purposes of determining Metered Electrical Expenses (hereinafter defined). The cost of electricity consumed within each separately metered portion of the Premises and by each separately metered piece of equipment within the Premises ("Metered Electrical Expenses") shall be equal to the sum of (i) the kilowatts of electricity consumed within the separately metered portions of the Premises (as measured by the applicable Tenant's Submeters) during the applicable month (or other applicable period) and
       (ii) the kilowatts of electricity consumed by each separately metered equipment within the Premises (as measured by the applicable Tenant's Submeters), MULTIPLIED BY (iii) the cost per kilowatt of electricity
                   -------------
       charged to Landlord by the public utility for electricity consumed within the Building during the applicable month (or other applicable period). Landlord may, from time to time, invoice Tenant for Metered Electrical Expenses (as well as any Excess Consumption Costs determined by a reputable consultant) and Tenant shall, within ten (10) days after receiving an invoice therefor, pay Landlord the amount of the Metered Electrical Expenses (and/or, as applicable, any Excess Consumption Costs determined by a reputable consultant) covered by such invoice. Each such invoice submitted by Landlord to Tenant shall include (i) the period of consumption covered by such invoice, (ii) the beginning and ending readings for each of Tenant's Submeters for such period, (iii) Landlord's calculations of the Metered Electrical Expenses covered by such invoice, and (iv) if applicable, the independent electrical consultant's calculations of Excess Consumption and the Excess Consumption Costs.

5.104  Water.  Landlord shall furnish water for drinking, cleaning and lavatory
       -----
       purposes only.

5.105  Janitorial Services.  Landlord shall provide janitorial services to the
       -------------------
       Premises five (5) times per week (except for holidays) , comparable to that provided in other office buildings of similar size, quality and in the general vicinity of the Building, provided the Premises are used exclusively as offices and further provided Tenant complies with subsection 6.201 below.

5.106  Common Areas.  Landlord shall perform routine maintenance in the Common
       ------------
       Areas (hereinafter defined).

5.107  Bulbs and Ballasts.  Landlord shall provide Building standard bulbs and
       ------------------
       ballasts as necessary in the Premises. Landlord shall also provide non-building standard bulbs and ballasts provided Tenant shall pay the cost thereof, together with an administrative fee equal to ten percent (10%) of such cost. All amounts due under this subsection for such non-building standard bulbs shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.

SECTION 5.2 ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current and water, provided by Landlord by reason of any use of the services at any time other than the hours set forth in subsection 5.102 above or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant's hybrid telephone equipment, computers or other equipment. In no event will Landlord be required to provide any additional services if Tenant is in breach of its obligation to pay any Rent hereunder as and when due and payable.

SECTION 5.3 TENANT'S OBLIGATION. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord reasonably prescribes for the use of the above utilities and services.

SECTION 5.4   SERVICE INTERRUPTION.

5.401  SERVICE INTERRUPTION/WAIVER OF LANDLORD LIABILITY.  LANDLORD SHALL NOT BE
       -------------------------------------------------
       LIABLE FOR AND, EXCEPT AS PROVIDED IN SUBSECTION 5.402 BELOW, TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT BY REASON OF LANDLORD'S FAILURE TO MAINTAIN TEMPERATURE OR ELECTRICAL CONSTANCY LEVELS OR TO FURNISH ANY OF THE FOREGOING SERVICES when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or by any cause beyond Landlord's reasonable control (collectively, "Uncontrollable Events"), NOR SHALL ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF BE CONSTRUED AS AN EVICTION (CONSTRUCTIVE OF ACTUAL) OF TENANT OR AS A BREACH OF THE IMPLIED WARRANTY OF SUITABILITY, OR RELIEVE TENANT FROM THE OBLIGATION TO PERFORM ANY COVENANT OR AGREEMENT HEREIN AND IN NO EVENT SHALL LANDLORD BE LIABLE FOR DAMAGE TO PERSONS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION) OR BE IN DEFAULT HEREUNDER, AS A RESULT OF ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF. Landlord will provide Tenant with five (5) business days notice of any scheduled electrical interruption, and such scheduled interruption shall not exceed forty-eight (48) hours.

5.402  Limited Right to Abatement of Rent.  If any portion of the Premises
       ----------------------------------
       becomes unfit for occupancy because Landlord fails to deliver any service as required under Section 5.101 through 5.104 above (each an "Essential Service") for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding five (5) consecutive business days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant's Contractors or any of their respective agents or employees, Tenant shall be entitled to a fair partial abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) business day period until such portion is again fit for occupancy.

5.403  Exclusive Remedy.  Tenant's sole and exclusive remedy for a failure by
       ----------------
       Landlord to provide any Essential Service to the Premises shall be Tenant's remedy set forth in subsection 5.402.

SECTION 5.5 MODIFICATIONS. Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services.

SECTION 5.6 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall include, without limitation, approval of the plans and specifications for the installation of the lines and/or other equipment within the Building.
Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services;
(ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Section 6.303 of this Lease; (iv) Landlord determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which are reasonably satisfactory to Landlord.

                                   ARTICLE 6
              MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4, Article 8 below and Landlord's rights under Section 2.2 above and except for ordinary wear and tear) maintain the exterior walls and roof and load bearing elements of the Building in good repair and condition. Except for load bearing elements of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2   TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201  Tenant's Obligation.
       -------------------

       (a) Subject to Sections 5.107, 6.1, 7.1 and 7.4 and Article 8 of this Lease and to ordinary wear and tear, Tenant shall, at Tenant's sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors, windows [except replacement of exterior plate glass], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with such maintenance, repairs, replacements, damage or injury. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

       (b) Subject to Sections 7.1 and 7.4 and Article 8 of this Lease, Tenant shall maintain and repair all supplemental HVAC units, data and phone cabling, and any and all other installations and equipment installed in the Premises, above the acoustical ceiling tiles of the Premises or elsewhere in the Building (such equipment and installations collectively referred to as the "Tenant Service Equipment") installed by or on behalf of Tenant and which service only the Premises. Tenant shall notify Landlord prior to performing any repair, maintenance or replacement of the Tenant Service Equipment and the same shall be performed in accordance with the standards and conditions applicable to maintenance, repairs and replacements performed by Tenant pursuant to subpart (a) of this Section 6.201. Landlord shall have no liability for any repair, maintenance or replacement cost incurred in connection with the Tenant Service Equipment. All Tenant Service Equipment shall become property of the Landlord at the expiration or earlier termination of the Lease; provided that, if requested by Landlord, Tenant shall remove the Tenant Service Equipment on or before the Expiration Date or, if this Lease is terminated earlier, within seven (7) days after such termination. All removals shall be accomplished in accordance with the standards for removals under Section 1.301 hereof. Tenant shall indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or incurred by and/or asserted in connection with the (i) maintenance, repair, replacement of the Tenant Service Equipment and (ii) any damage or injury arising out of or resulting from or in connection with the Tenant Service Equipment.

6.202  Rights of Landlord.  Landlord shall have the same rights with respect to
       ------------------
       repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant's expense. Tenant shall pay to Landlord within ten
       (10) days after demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid.

SECTION 6.3   IMPROVEMENTS AND ALTERATIONS.

6.301  Landlord's Construction Obligation.  Landlord's sole construction
       ----------------------------------
       obligation under this Lease is as set forth in the Work Letter.

6.302  Alteration of Building.  LANDLORD HEREBY RESERVES THE RIGHT AND AT ALL
       ----------------------
       TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE "RESERVED RIGHT"). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD'S RESERVED RIGHT SHALL INCLUDE, BUT NOT BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas,
       (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable. Notwithstanding the foregoing, Landlord shall not make any material alterations to the Building or the Common Areas during the initial Term of this Lease unless such alterations are (i) required by applicable law, (ii) performed in connection with Landlord's obligations hereunder or in connection with any repair of the Building or Common Areas, (iii) required to preserve the health and safety of the tenants of the Building, or (iv) are necessary for the protection of the Property .

6.303  Alterations, Additions, Improvements and Installations by Tenant.  Tenant
       ----------------------------------------------------------------
       shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as "Installations") if any such Installations would (i) affect any structural or load bearing portions of the Building,
       (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant's usage of heating or air conditioning,
       (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord's ability to deliver Building services to other tenants of the Building or (viii) violate any provision in Article 4 above or Rider H-1 attached hereto. As to Installations not covered by
                ---------
       the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus five percent (5%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above. Tenant shall indemnify and hold Landlord harmless from and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys' fees), demands, claims, causes of action and liens, arising from or in connection with any Installations performed by or on behalf of Tenant (other than those performed by Landlord), EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OR OTHER TORTIOUS CONDUCT OF LANDLORD OR LANDLORD IS STRICTLY LIABLE FOR SUCH COSTS, EXPENSES OR CLAIMS. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

6.304  Approvals.  Any approval by Landlord (or Landlord's architect and/or
       ---------
       engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

6.305. Tenant's Generator. Subject to all of the terms and conditions of Section
       ------------------
       6.303 above, Tenant shall be entitled to install a generator which operates on diesel fuel or natural gas (the "Generator") outside of the Building at a location mutually acceptable to Landlord and Tenant, provided that (i) Tenant obtains all necessary approvals from the City of Austin and all other governmental authorities having jurisdiction over Tenant, the Property and the Generator, and (ii) the Generator conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Generator or the Property. For purposes of this Lease, the Generator shall be considered an Installation under Section 6.303. Tenant, at its sole cost and expense, shall maintain the Generator in good and operable condition and shall be responsible for the maintenance, repair and replacement of the Generator, as necessary. Further, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages and causes of action accruing from or related to the Generator, EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF LANDLORD OR ANYONE ACTING FOR LANDLORD. In the event Tenant installs the Generator, Tenant shall reimburse Landlord within thirty (30) days after Tenant's receipt of an invoice, for the costs of landscaping and/or fencing installed by Landlord to screen the Generator from public view.

                                   ARTICLE 7
                         INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall provide Tenant of its determination of the rebuilding and restoration time within forty-five (45) days after the date of the casualty. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty
(180) day period. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the commencement of repairs to the Premises, Tenant may, at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the commencement of repairs to the Building or Premises, as applicable, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises (including Tenant's Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In the event the insurance proceeds are not sufficient to restore the Building and Premises to substantially the same condition which existed prior to the casualty and Landlord does not elect to restore the Building and the Premises to such condition, this Lease shall terminate upon notice by Landlord to Tenant of Landlord's election not to restore the Building and Premises. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant's Improvements to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2   TENANT'S INSURANCE.

7.201  Types of Coverage.  Tenant covenants and agrees that from and after the
       -----------------
       date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.

       (a) Commercial General Liability Insurance.  Commercial General Liability
           --------------------------------------
       Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $1,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible acceptable to Landlord. If the Agreed Rentable Area of the Premises is more than 30,000 square feet, then, in addition to and not in lieu of the above stated coverage, Tenant shall carry umbrella or so called excess coverage in an amount not less than $1,000,000.00 over Tenant's base coverage amount. All insurance coverage required under this subparagraph
       (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Additionally, each policy evidencing the insurance required under this subparagraph shall expressly insure both Tenant and, as additional named insureds, Landlord and the Property Manager, IT BEING THE INTENT THAT SUCH POLICIES AFFORD INSURANCE COVERAGE TO LANDLORD AND THE PROPERTY MANAGER AGAINST CLAIMS FOR PERSONAL OR BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING UPON, IN OR ABOUT THE PREMISES AS THE RESULT OF THE NEGLIGENCE OF LANDLORD OR THE PROPERTY MANAGER, whether or not required by the other provisions of this Lease.

       (b) Fire and Extended Coverage Insurance.  Property insurance on an all-
           ------------------------------------
       risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

       (c) Workers Compensation and Employer's Liability Insurance.  Worker's
           -------------------------------------------------------
       compensation insurance, if required under the laws of the State of Texas, and if so required, employer's liability insurance in an amount not less than $1,000,000.00. The insurance required by this part (c) shall include provisions waiving all subrogation rights against Landlord.

7.202  Other Requirements of Insurance.  All such insurance will be issued and
       -------------------------------
       underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203  Proof of Insurance.  Tenant shall deliver to Landlord within ten (10)
       ------------------
       days prior to the commencement of construction of Tenant's Improvements, duplicate originals of all policies of insurance required by this Section
       7.2 or duly executed originals of the evidence of such insurance (on ACORD Form 27 or a similar form) evidencing in-force coverage, stating that Landlord is an additional insured thereunder and agreeing to give Landlord at least thirty (30) days written notice prior to termination, cancellation or modification adversely affecting Landlord. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3   LANDLORD'S INSURANCE.

7.301  Types of Coverage.  Landlord covenants and agrees that from and after the
       -----------------
       date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

       (a) Commercial General Liability Insurance.  Commercial General Liability
           --------------------------------------
       Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

       (b) Fire and Extended Coverage Insurance.  Landlord shall at all times
           ------------------------------------
       during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302  Self Insurance.  Any insurance provided for in subsection 7.301 above may
       --------------
       be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Landlord may also self insure any of the insurance requirements under subsection 7.301 as long as Landlord has a net worth of at least $25,000,000. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (EVEN IF (I) SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES, OR (II) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTIONS 7.201(B) AND 7.301(B) ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by sections 7.201(b) and 7.301(b) above. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by sections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5   INDEMNITY.

7.501  Tenant's Indemnity.  Subject to the limitation and exclusions set forth
       ------------------
       below in this subsection, Tenant will indemnify and hold harmless Landlord, Property Manager, their respective officers, directors, and employees and any other parties for whom Landlord and/or Property Manager are responsible (each a "Landlord Indemnified Party") from, and shall reimburse each Landlord Indemnified Party for and with respect to, any and all costs, expenses (including, without limitation, reasonable attorneys' fees), claims, demands, actions, proceedings, judgments, hearings, damages, losses and liabilities brought or asserted by or payable to any third party, on account of personal injury, death, property damage or any other form of injury or damage (each a "Claim" and collectively, the "Claims") arising out of or relating to (A) an incident or event which occurred within or on the Premises, (B) the use or occupancy of the Premises or (C) any breach of this Lease by Tenant and which resulted in a Claim, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM. The indemnification and reimbursement obligations of Tenant under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim
                                                     ------------------
       (a) waived by Landlord under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Tenant of the provisions of subsection 4.102 above or Rider H-1 attached hereto, (c)
                                               ---------
       arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party or (d) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant's indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant's obligations under this subsection shall survive the termination of this Lease.

7.502  Landlord's Indemnity.  Subject to the limitation and exclusions set forth
       --------------------
       below in this subsection, Landlord will indemnify and hold harmless Tenant and its officers, directors, and employees and any other parties for whom Tenant is responsible (each a "Tenant Indemnified Party") from, and shall reimburse each Tenant Indemnified Party for and with respect to, any and all Claims

      (as defined in subsection 7.501 preceding) arising out of or relating to
      (a) an incident or event which occurred within or on the Common Areas, (b) the use or occupancy of the Common Areas, or (c) any breach of this Lease by Landlord and which resulted in a Claim, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM. The indemnification and reimbursement obligations of Landlord under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by
                                        ------------------
      Tenant under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Landlord of the provisions of subsection 4.102 above or Rider H-1 attached hereto, (c) arising out of
                                ---------
      the gross negligence or intentional misconduct of the Tenant Indemnified Party or (d) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Indemnified Party and that is covered by Landlord's indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord's obligations under this subsection shall survive the termination of this Lease.


                                   ARTICLE 8
                                 CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

                                   ARTICLE 9
                                     LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant AND TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), ARISING FROM OR IN CONNECTION WITH ANY SUCH LIENS. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

                                  ARTICLE 10
                          TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

                                  ARTICLE 11
                           SUBLETTING AND ASSIGNING

SECTION 11.1 SUBLEASE AND ASSIGNMENT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord, which shall not be unreasonably withheld so long as Landlord does not elect to terminate this Lease under Section 11.2 below. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder. Without limiting Landlord's consent rights and as a condition to obtaining Landlord's consent, (i) each assignee must assume all obligations under this Lease and (ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease. In addition, each assignee and sublessee shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts (as amended), including, but not limited to, obligations arising out of or associated with such assignee's or subtenant's use of or activities or business operations conducted within the Premises. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof, whether or not Landlord's consent is required in connection therewith. Any assignment made by Tenant shall be in recordable form and shall contain a covenant of assumption by the assignee running to Landlord. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within five (5) days of receipt of an invoice from Landlord. In addition, Tenant will pay to Landlord an administrative overhead fee of $500.00 in consideration for Landlord's review of any requested assignment or sublease. Notwithstanding the foregoing, the following shall not be an "assignment" of this Lease: (i) Tenant's stock becomes publicly traded,
(ii) the sale of all of the stock of Tenant to a third party, provided that after taking such sale into effect, the third party has a net worth equal to or greater than the net worth of Tenant on the date hereof, (iii) the sale of substantially all of the assets of Tenant to a third party provided that after taking such sale into effect, such third party has a net worth equal to or greater than Tenant as of the date hereof; (iv) a merger of Tenant into or with a third party, provided that after taking such merger into effect, the surviving entity has a net worth equal to or greater than the net worth of Tenant on the date hereof.

SECTION 11.2  LANDLORD'S RIGHTS.

11.201  Landlord's Termination and Consent Rights.
        -----------------------------------------

        (a) If Tenant desires to sublease any portion of the Premises or assign this Lease, Tenant shall submit to Landlord (a) in writing the name of the proposed subtenant or assignee, the nature of the proposed subtenant's or assignee's business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease (if the proposed sublease space is less than all of the Premises, such portion is herein referred to as the "Proposed Sublease Space"), (b) a current balance sheet and income statement for such proposed subtenant or assignee, (c) a copy of the proposed form of sublease or assignment, and
        (d) such other information as Landlord may reasonably request (collectively, the "Required Information").

        (b) Landlord shall, within fifteen (15) days after Landlord's receipt of the Required Information deliver to Tenant a written notice (each such notice, a "Landlord Response") in which Landlord either (i) terminates this Lease, if Tenant desires to sublease all of the Premises or assign this Lease, (ii) terminates this Lease only as to the Proposed Sublease Space, if the Proposed Sublease Space is less than the entire Premises,
        (iii) consents to the proposed sublease or assignment, or (iv) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld so long as Landlord does not elect to terminate this Lease under subparts (i) or (ii) above and so long as Landlord has received all Required Information. Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment if the refusal is based on (i) Landlord's determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space of the Building, (ii) the fact that such sublease or assignment is not in form and of substance reasonably satisfactory to Landlord, (iii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use under Item 10 of the Basic Lease Provisions or Section 4.1 of the Supplemental Lease Provisions, (iv) the proposed subtenant or assignee is a governmental entity or a medical office, (v) the proposed subtenant's or assignee's primary business is prohibited by any non-compete clause then affecting the Building, (vi) the proposed subtenant or assignee is a tenant of the Building or Landlord is negotiating with the proposed subtenant or assignee to become a tenant of any building owned by Landlord in the project known as Barton Oaks Plaza (the "Project"), (vii) the population density of the proposed subtenant or assignee within the Premises will exceed the general population density requirement set forth in subsection 4.101 hereof, (viii) the character of the business to be conducted within the Premises by the proposed subtenant or assignee is likely to substantially increase the expenses or costs or providing Building services, or the burden on parking, existing janitorial services or elevators in the Building, (ix) the sublease or assignment would cause Landlord to breach any recorded covenants or contractual obligations to which the Property or Landlord is subject or (x) such sublessee or assignee has a net worth less than that of Tenant at the time Tenant submits the Required Information.

        (c) If Landlord does not timely exercise its termination right with respect to the proposed sublease or assignment within the required fifteen (15) days period, then Landlord shall be deemed to have waived its right to terminate this Lease with respect to the applicable assignment or sublease, but Landlord shall have the right to consent or withhold its consent to the applicable proposed assignment or sublease, by delivering written notice thereof to Tenant within such fifteen (15) day period. If Landlord does not exercise its right to consent or withhold its consent in respect of a proposed assignment or sublease within the required fifteen
        (15) day period, then Landlord shall be deemed to have consented to the proposed assignment or sublease.

11.202  Effect of Termination.  If Landlord timely exercises its option to
        ---------------------
        terminate this Lease as to the entire Premises as provided in subsection 11.201, then this Lease shall terminate on a date specified by Landlord in the Landlord Response (the "Specified Termination Date"), which Specified Termination Date shall not be sooner than 30 days after the date of Landlord's Response, nor later than 90 days after the date of Landlord's Response, and the Basic Rent and Additional Rent shall be paid and apportioned to the Specified Termination Date. If Landlord timely exercises its option to terminate this Lease as to only the Proposed Sublease Space, then (i) this Lease shall end and expire with respect to the Proposed Sublease Space on the applicable Specified Termination Date, (ii) from and after the applicable Specified Termination Date, the Basic Rent shall be reduced by the amount of Basic Rent that was being paid in respect of the Proposed Sublease Space as of the applicable Specified Termination Date, (iii) Tenant's Pro Rata Share Percentage shall be recalculated based on the square feet of rentable area included in the Premises (exclusive of such Proposed Sublease Space), (iv) Tenant's estimated payments of Additional Rent shall be recalculated on the basis of the revised Tenant's Pro Rata Share Percentage, and (v) if the Proposed Sublease Space adjoins another portion of the Premises, Tenant shall, at Tenant's sole cost and expense, construct and finish such demising walls as are necessary to physically separate the Premises from the Proposed Sublease Space, and
        (vi) if the Proposed Sublease Space is part of a floor which is fully included in the Premises, then Landlord shall have the right, at Tenant's sole cost and expense, (a) to construct and finish in accordance with Building standards or to cause Tenant to construct and finish in accordance with Building standards such demising walls as are necessary (x) to construct a public corridor so as to convert the floor to a multi-tenant floor and (y) to convert the restrooms on such floor (including access thereto) to restrooms which will serve the entire floor, as opposed to only the Premises, and (b) to make such revisions, if any, are necessary, to properly light, heat, cool and ventilate the public corridor and public restrooms. The alterations performed by Tenant pursuant to this paragraph shall be deemed Installations and therefore subject to the provisions of subsection 6.303.

SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder after deduction of the actual out of pocket costs paid by Tenant in connection with the applicable sublease or assignment, fifty percent (50%) of such excess rentals (the "Excess Sublease Rentals") shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease. In the event Tenant is in default hereunder, Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or Tenant's right to possession of the Premises is terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.2, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease, in which event all rentals payable under such lease after the termination of this Lease or Tenant's right to possession of the Premises shall be deemed the property of Landlord.

SECTION 11.4  ASSIGNMENT AND BANKRUPTCY.

11.401  Assignments after Bankruptcy.  If, pursuant to applicable bankruptcy law
        ----------------------------
        (as hereinafter defined in Section 13.104), Tenant (or its successor in interest hereunder) is permitted to assign this Lease in disregard of the restrictions contained in this Article 11 (or if this Lease shall be assumed by a trustee for such person), the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee, including (i) the source of payment of Basic Annual Rent and performance of other obligations under this Lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's Basic Annual Rent, Additional Rent and other Rent then reserved hereunder for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with the generally accepted accounting principles, equal to at least ten (10) times the aggregate of the Basic Annual Rent reserved hereunder); and (ii) that the use of the Premises shall be in accordance with the requirements of Article 4 hereof and, further, shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under applicable bankruptcy law, then this Lease shall be deemed rejected, Tenant or any other person in possession shall immediately vacate the Premises, and Landlord shall be entitled to retain any Basic Annual Rent, Additional Rent and any other Rent, together with any security deposit previously received from the Tenant, and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.

11.402  Bankruptcy of Assignee.  If Tenant assigns this Lease to any party and
        ----------------------
        such party or its successors or representatives causes termination or rejection of this Lease pursuant to applicable bankruptcy law, then, notwithstanding any such termination or rejection, Tenant (i) shall remain fully liable for the performance of all covenants, agreements, terms, provisions and conditions contained in this Lease, as though the assignment never occurred and (ii) shall, without in any way limiting the foregoing, in writing ratify the terms of this Lease, as same existed immediately prior to the termination or rejection.

SECTION 11.5  LIMITATION ON RECAPTURE RIGHTS.    Notwithstanding the foregoing,
Landlord shall not be entitled to cancel this Lease with respect to any sublease which has a term of less than seventy-five percent (75%) of the remaining Term of this Lease at the commencement of such sublease provided that the Agreed Rentable Area of the Premises covered by such sublease together with the Agreed Rentable Area of the Premises covered by all other subleases as of the commencement of such sublease does not exceed twenty-five percent (25%) of the total rentable Agreed Rentable Area of the Premises.


                                  ARTICLE 12
                   TRANSFERS BY LANDLORD, SUBORDINATION AND
                         TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer so long as such transferee assumes such obligations of Landlord in writing, provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2.

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect with rent paid through a specified date; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

                                  ARTICLE 13
                                    DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.

13.101  Failure to Pay Rent.  With respect to the first two payments of Rent not
        -------------------
        made by Tenant when due in any twelve (12) month period, the failure by Tenant to make either such payment to Landlord within three (3) business days after Tenant receives written notice specifying that the payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102  Failure to Perform.  Except for a failure covered by subsection 13.101
        ------------------
        above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

13.103  Continual Failure to Perform.  The third failure by Tenant in any twelve
        ----------------------------
        (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104  Bankruptcy, Insolvency, Etc.  Tenant or any guarantor of Tenant's
        ---------------------------
        obligations hereunder (hereinafter called "Guarantor", whether one (1) or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105  Abandonment.  The abandonment of the Premises by Tenant.
        -----------

13.106  Vacation.  The vacation of ninety percent (90%) or more of the Agreed
        --------
        Rentable Area of the Premises by Tenant, which shall be conclusively presumed if Tenant is absent from the Premises for ten (10) consecutive days or more or if Tenant shall fail to move into or take possession of the Premises within ten (10) days after the date on which Rent is to commence under the terms of this Lease.

13.107  Loss of Right to do Business.  If Tenant is a corporation or limited
        ----------------------------
        partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable.

13.108  Dissolution or Liquidation.  If Tenant is a corporation or partnership,
        --------------------------
        Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

With respect to the defaults described in subsections 13.103 through 13.108, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.

SECTION 13.2  REMEDIES OF LANDLORD.

13.201  Termination of the Lease.  Upon the occurrence of a default by Tenant
        ------------------------
        hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

        (a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

        (b) the present value of the Rent (discounted at a rate of interest equal to eight percent [8%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that with reasonable efforts could be collected by Landlord by reletting the Premises, calculated in accordance with subsection 13.206);

        (c) plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202  Repossession and Re-Entry.  Upon the occurrence of a default by Tenant
        -------------------------
        hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, taking into account the factors described in subsection 13.206. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection
        13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203  Cure of Default.  Upon the occurrence of a default hereunder by Tenant,
        ---------------
        Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

13.204  Continuing Obligations.  No repossession of or re-entering upon the
        ----------------------
        Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205  Cumulative Remedies.  No right or remedy herein conferred upon or
        -------------------
        reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

13.206  Mitigation of Damages.  For purposes of determining any recovery of rent
        ---------------------
        or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subsections 13.201 or 13.202 or otherwise, it is understood and agreed that:

        (a) Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

        (b) Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

        (c) Landlord may reasonably decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

        (d) Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to the prospective tenant.

        (e) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time Landlord cannot reasonably be expected to collect any revenue from reletting.

        (f) Listing the Premises with a broker in a manner consistent with parts
        (a) through (e) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4  LANDLORD'S LIABILITY.

13.401  Tenant's Rights in Respect of Landlord Default.  Tenant is granted no
        ----------------------------------------------
        contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 7.1 and 8.2 above and Rider H-1
                                                                       ---------
        attached hereto. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

13.402  Certain Limitations on Landlord's Liability.  UNLESS COVERED BY
        -------------------------------------------
        SUBSECTION 7.502 ABOVE OR CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Property by reason of theft or burglary.

SECTION 13.5  WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT

     TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

SECTION 13.6 LANDLORD'S LIEN. Tenant grants to Landlord an express contract lien on and security interest in and to all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of whatever nature owned by Tenant attached or affixed to or used in and about the Premises on the date of this Lease or at any time after the date of this Lease or otherwise located in the Premises (other than intellectual property of Tenant and the media on or in which such intellectual property is contained) and all renewals or replacements or substitutions for any of the foregoing, all building materials and equipment now or hereafter delivered to the Premises and intended to be installed in the Premises and all security deposits and advance rentals under lease agreements on the date of this Lease or at any time after the date of this Lease covering or affecting the Premises and held by or for the benefit of Tenant and all proceeds of the foregoing (including by way of illustration, but not limitation, proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property). On the date this Lease is executed, Tenant shall execute and deliver to Landlord two multiple originals of a financing statement in form sufficient to perfect the security interest granted hereunder. A carbon, photographic or other reproduction of this Lease is sufficient and may be filed as a financing statement. Landlord shall have all the rights and remedies of a secured party under the Texas Business and Commerce Code and this lien and security interest may be foreclosed by process of law. The requirement of reasonable notice prior to any sale under Article 9 of the Texas Business and Commerce Code shall be met if such notice is given in the manner prescribed herein at least ten (10) days before the day of sale. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised for ten (10) consecutive days prior to the date of sale in a daily newspaper published in the county in Texas where the Building is located.

                                  ARTICLE 14
                                    NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 13 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 13 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

                                  ARTICLE 15
                           MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises. Unless prohibited by applicable sign ordinances, Landlord shall erect at Landlord's expense, a multi-tenant monument sign (the "Multi-Tenant Monument Sign") on the Property. Landlord agrees that Tenant shall have the right to install a monument sign panel bearing Tenant's name on the top location of the Multi-Tenant Monument Sign, subject to Landlord's reasonable approval of the size, design, form and content of such panel. Tenant shall maintain the sign panel bearing Tenant's name, and shall remove such panel from the Multi-Tenant Monument Sign upon the expiration or earlier termination of this Lease. Subject to compliance with the applicable condominium declaration requirements regarding signage, including without limitation, obtaining the consent of all necessary parties required under such declaration, Tenant shall have the right, at Tenant's expense, to install one corporate sign on the exterior of the Building on uppermost spandrel (the "Building Sign"); provided that (i) the Building Sign shall not cover any window area, (ii) Tenant obtains all necessary approvals from the City of Austin and all other governmental authorities (including any applicable airport) having jurisdiction over Tenant, the Property, or the Building Sign, (iii) the Building Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Building Sign or the Property (including the condominium declaration applicable to the Property), and (iv) Tenant delivers to Landlord certificates of insurance evidencing that Tenant's contractors, agents, workmen, engineers or other persons installing the Building Sign have in effect valid workmen's compensation, public liability and builder's risk insurance in amounts and with such companies and in such forms as Landlord may consider necessary or appropriate for its protection. The location, design and size of the Building Sign is subject to the approval of Landlord in its sole discretion. Tenant shall pay all costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, fines, liabilities, costs, expenses, damages, actions and causes of action accruing from or related to the Building Sign, EVEN IF CAUSED BY THE NEGLIGENCE OF LANDLORD OR IF LANDLORD IS STRICTLY LIABLE THEREFOR. Tenant agrees that Landlord shall have the right to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Tenant shall maintain the Building Sign in good condition. If Tenant is in default under the Lease (as provided in Section 13.1 of the Lease) or if Tenant vacates ninety percent (90%) or more of the Agreed Rentable Area of the Premises (which shall be presumed if Tenant is absent from the Premises for ten (10) consecutive days or more or if Tenant fails to move into or take possession of the Premises within ten (10) days after the date on which Rent is to commence under the terms of the Lease), Tenant's rights with respect to the Building Sign under this section shall terminate and Landlord shall have the option to remove such signage at Tenant's sole cost and expense. Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused by such removal.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision.
No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. "Common Areas" will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. "Service Corridors" shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas not specifically shown on Exhibit A as
                                                                 ---------
being part of the Premises.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 9 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the broker (but only the broker) named in
Item 9 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section
15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord's expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING. If the Property includes a Garage, there shall be an Exhibit F attached hereto, which shall set forth the agreements between Landlord
---------
and Tenant relating to parking. If there is no Garage included in the Property, then the remaining provisions of this Section shall be applicable with respect to parking. The parking areas shall be designated for automobile parking on a non-exclusive basis for all Property tenants (including Tenant) and their respective employees, customers, invitees and visitors. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.

SECTION 15.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).

SECTION 15.20  RELOCATION.  Intentionally Omitted.

SECTION 15.21 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

                              LANDLORD

                              B. O. III, LTD., A TEXAS LIMITED PARTNERSHIP

                              By: Office/Industrial, Inc., General Partner


                              By:___________________________________________

                              Name:  Richard E. Anderson
                                     ---------------------------------------
                              Title:  Vice President
                                      --------------------------------------

                              TENANT

                              VIGNETTE, INC.


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                                   EXHIBIT A

                          FLOOR PLAN FOR THE PREMISES

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership, and VIGNETTE, INC., a Delaware corporation.

                                   EXHIBIT B

                            LAND LEGAL DESCRIPTION

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership, and VIGNETTE, INC., a Delaware corporation.

                                   EXHIBIT C

                             INTENTIONALLY OMITTED

                                   EXHIBIT D

                                  WORK LETTER
                   PLANS TO BE AGREED UPON/FINISH ALLOWANCE

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership, and VIGNETTE, INC., a Delaware corporation. Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1.   PLANS.
     -----

1.1  Space Plan. On or before August 15, 1998, a space planner engaged by Tenant
     ----------
and approved by Landlord shall, at Tenant's expense, prepare and deliver to Landlord a space plan for the Premises showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises. Landlord will at all times cooperate with Tenant's space planner (who shall be subject to the reasonable approval of Landlord) to efficiently and expeditiously arrive at an acceptable lay-out of the Premises. Landlord will approve or disapprove in writing the space plan within three (3) business days after receipt from Tenant and if disapproved, Landlord shall provide Tenant's space planner with specific reasons for disapproval. If Landlord fails to approve or disapprove the space plan on or before the end of such three (3) business day period, Landlord shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Landlord has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the "Space Plan").

1.2  Compliance With Disability Acts. Tenant has provided Tenant's space planner
     -------------------------------
with all information needed to cause the construction of Tenant's Improvements to be completed such that Tenant, the Premises and Tenant's Improvements (as constructed) will be in compliance with the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (i) Tenant's employer-employee obligations, or (ii) violations by Tenant and/or Tenant's Improvements or the Premises not being in compliance with the Disability Acts. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys' fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord's employees, agents or contractors.

1.3  Construction Plans.  On or before fifteen (15) days after approval of the
     ------------------
Space Plan by Landlord and Tenant, a licensed architect reasonably acceptable to Landlord (which architect may be the approved space planner if the space planner is a licensed architect), at Tenant's expense, will prepare construction plans and specifications (such construction plans and specifications, when approved by Landlord and Tenant, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") for all of Tenant's improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called "Tenant's Improvements"), including color and design schemes, detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans and specifications are delivered to Landlord, Landlord shall approve or disapprove same in writing and if disapproved, Landlord shall provide Tenant's architect specific reasons for disapproval. The foregoing process shall continue until the construction plans and specifications are approved by Landlord; provided that if Landlord fails to respond in any five (5) business day period, Landlord shall be deemed to have approved the last submitted construction plans. Landlord hereby agrees that Landlord shall not be entitled to disapprove construction plans except for the following reasons: (i) the construction plans do not conform to applicable laws, rules and regulations, (ii) the construction plans or specifications will not accommodate Building standard heating, cooling, mechanical, electrical or plumbing improvements, (iii) the construction plans or specifications do not conform to the Space Plan, (iv) the construction required by the construction plans could in Landlord's judgment affect the structural integrity or any structural member of the Building or any part thereof or requires a floor of the Building to be cut through or in Landlord's judgment will adversely affect existing Building standard heating, cooling, mechanical, electrical or plumbing improvements in any part of the Building, (v) the design and/or color of the improvements which can been seen from the Common Areas do not conform to the design and/or color scheme generally found in other parts of the Building, (vi) the work required by the construction plans affects the exterior of the Premises or the Building, or (vii) the construction plans are incomplete or contain material errors or omissions (collectively, "Permitted Objections"). If the construction plans and specifications are not approved in writing by both Tenant and Landlord on or before September 15, 1998 on account of Permitted Objections, Landlord may, at its sole option, terminate the Lease and this Agreement, whereupon shall have no further liability or obligation thereunder or hereunder. If Landlord does not elect to so terminate, then each day after September 15, 1998, that the construction plans are not approved by Tenant shall constitute one (1) day of Tenant Delay. Tenant shall reimburse Landlord for the cost of Landlord's architectural review of the Space Plan and the Construction Plans within thirty (30) days of receipt of an invoice therefor.

1.4  Changes to Approved Plans.  If any re-drawing or re-drafting of either the
     -------------------------
approved Space Plan or the approved Construction Plans is necessitated by changes (all of which shall be subject to Landlord's written approval) requested by Tenant after approval by Landlord and Tenant, the expense of any such re-drawing, re-drafting or re-reviewing by Landlord's architect required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.5  Coordination of Planners and Designers.  If Tenant shall arrange for
     --------------------------------------
interior design services, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its agents' efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

1.6. Building Standard Materials. Tenant shall use Building standard materials
     ---------------------------
in connection the design and construction of the Tenant's Improvements, including without limitation, Building standard doors, frames, hardware, lighting, ceiling tile and occupancy sensors.

2.   CONSTRUCTION AND COSTS OF TENANT'S IMPROVEMENTS.
     -----------------------------------------------

2.1  Selection of Contractor.
     -----------------------

     (a) Landlord agrees to bid the construction of Tenant's Improvements to at least three (3) mutually acceptable general contractors (unless a lesser number is approved by Tenant) within two (2) business days after Landlord's approval of the Construction Plans. Landlord shall request that all contractors submit their respective bids within two
          (2) weeks after receipt of the bid package. Landlord shall also submit the Construction Plans for permit within two (2) business days after Landlord's approval of the Construction Plans.

     (b) Landlord and Tenant shall jointly review any bids, and make adjustments in the bids, if necessary, for inconsistent assumptions in order to reflect an equitable comparison. Tenant shall select a contractor within two (2) business days after Landlord's receipt of all bids. Within three (3) business days after Tenant's selection of the Contractor, Landlord shall enter into a construction contract with the Contractor consistent with the terms of the bid to construct the Tenant's Improvements (the "Construction Contract"). Notwithstanding anything to the contrary contained herein, if Tenant has not selected a contractor and Landlord has not executed a Construction Contract with such Contractor by October 15, 1998, then each day after October 15, 1998 shall constitute a day of Tenant Delay (hereinafter defined).

2.2  Construction Obligation and Finish Allowance.
     --------------------------------------------

     (a) Landlord agrees to construct Tenant's Improvements, at Tenant's cost and expense; provided, however, Landlord shall provide Tenant with an allowance up to $17.75 per square foot of Agreed Rentable Area in the initial Premises (the "Finish Allowance"), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant's Improvements, which contract sum shall include without limitation, the costs of any and all payment and performance bonds required by Landlord in connection with the construction of Tenant's Improvements and any other costs incurred by such general contractor to comply with the construction requirements applicable to the Building (the "Contract Sum"), (ii) the fees of the preparer of the Space Plan and the Construction Plans,
          (iii) payment of the Construction Management Fee (hereinafter defined), and (iv) such other costs related to the leasehold improvements (such as equipment, appliances and furnishings) as Landlord specifically approves in writing, it being understood that Landlord shall have no obligation whatsoever to fund any portion of the Finish Allowance for such other costs. Upon completion of Tenant's Improvements and in consideration of Landlord administering the construction of Tenant's Improvements, Tenant agrees to pay Landlord a fee equal to five percent (5%) of the Contract Sum to construct Tenant's Improvements (the "Construction Management Fee") (the foregoing costs are collectively referred to as the "Permitted Costs").

     (b) Title to any equipment, appliances, furnishings or personalty installed in the Premises and purchased with any portion of the Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Premises without Landlord's express, prior written consent or unless requested by Landlord in connection with the expiration or earlier termination of the Lease.

2.3  Excess Costs.  If the sum of the Permitted Costs exceeds the Finish
     ------------
Allowance, then Tenant shall pay all such excess costs ("Excess Costs"). Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within ten
(10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.

2.4  Construction Deposit.  Tenant shall remit to Landlord an amount (the
     --------------------
"Prepayment") equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.

3.   DELAYS.  Delays in the completion of construction of Tenant's Improvements
     ------
or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors shall constitute "Tenant Delays". Landlord agrees to Substantially Complete construction of the Tenant's Improvements on or before 75 days after Landlord executes the Construction Contract; provided however, if a building permit for the construction of Tenant's Improvements has not been issued within twenty (20) days after Landlord's execution of the Construction Contract, then the foregoing 75 day period shall be extended by one day for each day after such twenty (20) day period that a building permit for the construction of Tenant's Improvements has not been issued. Further, such 75 day period shall also be extended by one day for each day of Tenant Delays occurring after Landlord's execution of the Construction Contract. In the event Landlord fails to Substantially Complete the construction of the Tenant's Improvements by the within the time period set forth above (as adjusted for Tenant Delays and failure to obtain a building permit pursuant to the foregoing), Landlord shall pay to Tenant, as liquidated damages, the sum of $40,000.00 per month for each month or portion thereof occurring after such 75 day period (as adjusted for Tenant Delays and failure to obtain a building permit) until the date of Substantial Completion of the Tenant's Improvements, provided that such monthly amount shall be prorated on a daily basis for the first fifteen (15) days after the 75 day period (as adjusted for Tenant Delays and failure to obtain a building permit) that Landlord fails to Substantially Complete the Tenant's Improvements. Landlord and Tenant agree that Tenant's damages resulting from Landlord's failure to Substantially Complete the Tenant's Improvements within the period set forth above would be difficult to determine and that the liquidated damages amount is a reasonable estimate of such damages and is not a penalty. In the event that Tenant's Improvements are not Substantially Complete by the Commencement Date referenced in Item 6 of the Basic Lease Provisions, then the Commencement Date referenced in Item 6 shall be amended to be the Adjusted Substantial Completion Date

(hereinafter defined) and the Expiration Date referenced in Item 7 of the Basic Lease Provisions shall be adjusted forward by the same number of days as is the Commencement Date, so that the term of the Lease will be the term set forth in
Item 5 of the Basic Lease Provisions. The Adjusted Substantial Completion Date shall be the date Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delays, if any. The foregoing adjustments in the Commencement Date and the Expiration Date and payment of the foregoing described liquidated damages shall be Tenant's sole and exclusive remedy in the event Tenant's Improvements are not Substantially Complete by the initial Commencement Date set forth in Item 6 of the Basic Lease Provisions.

4.   SUBSTANTIAL COMPLETION AND PUNCH LIST.  The terms "Substantial Completion"
     -------------------------------------
and "Substantially Complete," as applicable, shall mean when Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Item 10 of the Basic Lease Provisions). When Landlord considers Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant's Improvements. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon.

5.   TENANT'S CONTRACTORS.  If Tenant should desire to enter the Premises or
     --------------------
authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:

     (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

     (b) Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, "Tenant's Contractors"), work in harmony with and do not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

     (c) Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker's Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.

Landlord shall not be liable for any injury, loss or damage to any of Tenant's installations or decorations made prior to the Commencement Date and not installed by Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord's Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord's Contractors). Landlord is not responsible for the function and maintenance of Tenant's Improvements which are different than Landlord's standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant's Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.

6.   CONSTRUCTION REPRESENTATIVES.  Landlord's and Tenant's representatives for
     ----------------------------
coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

    NAME                             Sam Houston or Ben Greider
    ADDRESS                          2800 Industrial Terrace
                                     Austin, Texas 78758
    PHONE                            (512) 835-4455

TENANT'S REPRESENTATIVE:

    NAME                             Kenny Hilberg
    ADDRESS                          3410 Far West Boulevard, Suite 300
                                     Austin, Texas 78731
    PHONE                            (512) 502-0223

7.   BUILDING SHELL. Landlord shall perform the following Building shell work at
     --------------
Landlord's sole cost and expense:

     (a) Building standard VAV system, rigid duct work, perimeter slot diffusers (excluding internal zone flex duct and supply grills).

     (b)  Building standard window treatments.

     (c) Building standard ceiling grid installed with 2 x 4 ceiling tile stacked on the floor and 2 x 4 parabolic light fixtures at a ratio of 1 per 90 usable square feet stacked on the floor.

     (d)  Sprinkler heads installed at 1 per 225 usable square feet.

     (e)  All Building common areas installed.

                                   EXHIBIT E

                       ACCEPTANCE OF PREMISES MEMORANDUM

     This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "Lease") dated the 4th day of August, 1998, between B. O. III, Ltd., a Texas limited partnership ("Landlord"), and VIGNETTE, INC., a Delaware corporation ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 901 S. Mopac Expressway, Building III, in Austin, Texas (the "Building"). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the Permitted Use.

3. The Commencement Date of the Lease is _______________________, _____.If the date set forth in Item 6 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 6 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4. The Expiration Date of the Lease is _______________, ____. If the date set forth in Item 7 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 7 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6. Tenant represents to Landlord that Tenant has obtained a Certificate of Occupancy covering the Premises.

7. Tenant's telephone number at the Premises is ________________________. Tenant's facsimile number at the Premises is ___________________________.

8. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this ________ day of ___________________, _______.


                                  LANDLORD

                                  B. O. III, LTD., a Texas limited partnership

                                  By:   Office/Industrial, Inc., General Partner



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                  TENANT

                                  VIGNETTE, INC.



                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                  EXHIBIT  F

                           GARAGE PARKING AGREEMENT
                   RESERVED AND NON-RESERVED PARKING SPACES

     This Exhibit is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership, and VIGNETTE, INC., a Delaware corporation. Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1.   PARKING SPACES.  So long as the Lease remains in effect, Tenant or persons
     --------------
     designated by Tenant shall have the right (but not the obligation) to use parking spaces at the ratio of one (1) parking spaces per 270 square feet of Agreed Rentable Area in the Premises, which ratio includes handicap and visitor parking spaces. In connection with the initial Premises, Tenant's parking spaces shall be allocated as follows: (i) up to fifteen (15) reserved parking spaces in the Garage during the term of this Lease and
     (ii) up to two hundred thirty-one (231) unreserved and non-exclusive parking spaces in the Garage and in the surface parking area for the Building during the term of this Lease. Additionally, so long as Tenant leases at least 66,000 square feet of Agreed Rentable Area in the Building, Tenant shall be entitled to two (2) visitor parking spaces reserved for Tenant's visitors only.

2.   PARKING RENTAL. The rent for such parking spaces during the initial term of
     --------------
     the Lease shall be $00.00.

3.   LOST PARKING CARDS.  There will be a replacement charge payable by Tenant
     ------------------
     equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

4.   VALIDATION.  Tenant may validate visitor parking, by such method or methods
     ----------
     as Landlord or the Garage operator may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord expressly reserves the right to redesignate parking areas and to modify the parking structure for other uses or to any extent.

5.   PARKING STICKERS AND CARDS. Parking stickers or any other device or form of
     --------------------------
     identification supplied by Landlord shall remain the property of Landlord and shall not be transferable.

6.   DAMAGE TO OR CONDEMNATION OF GARAGE.  If Landlord fails or is unable to
     -----------------------------------
     provide any parking space to Tenant in the Garage because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

7.   RULES AND REGULATIONS.  A condition of any parking shall be compliance by
     ---------------------
     the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Garage as it deems necessary for the operation of the Garage.

     (a) Cars must be parked entirely within the stall lines painted on the floor.

     (b)  All directional signs and arrows must be observed.

     (c)  The speed limit shall be five (5) miles per hour.

     (d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Agreement.

     (e) Every parker is required to park and lock his own car. responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

     (f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars

8.   DEFAULT.  Failure to promptly pay the rent required hereunder shall
     -------
     constitute a default under the Lease and Landlord, may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant's rights to use the Garage. Landlord may refuse to permit any person who violates the rules to park in the Garage and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of the Premises.

                                    RIDER 1

                                RENEWAL OPTION

     This Rider is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership ("Landlord"), and VIGNETTE, INC., a Delaware corporation ("Tenant).

Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies at least ninety percent (90%) of the Agreed Rentable Area of the original Premises and the Premises then consist of at least all the original Premises and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for two (2) additional terms of seven (7) years each (each, a "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal after the second Renewal Term and (y) the rental for each Renewal Term shall be the "Renewal Rental Rate", but in no event will the Base Annual Rent be less than the Base Annual Rent for the last twelve (12) calendar months of the preceding term of the Lease. The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the area described below and leased for a renewal term approximately equal to the Renewal Term. The Renewal Rental Rate will take into consideration the tenant inducements offered in the renewal transactions considered by Landlord in determining the Renewal Rental Rate. Notwithstanding the foregoing, Tenant shall not be entitled to exercise the second renewal option unless Tenant exercises the first renewal option.

2. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date or the expiration of the first Renewal Term, as the case may be. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (i) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate and does not invoke its rights under Paragraph D below, or (ii) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder. If Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate and does invoke its rights under Paragraph D below (such notice, "Tenant's Notification"), this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent, with the Renewal Rental Rate determined in accordance with Paragraph D below.

C. The market area with respect to which the Renewal Rental Rate will be determined is the southwest Austin, Texas suburban office space market.

D. If Tenant timely invokes its rights under this Paragraph D, the following shall apply:

          (i) Landlord and Tenant shall each appoint a real estate broker (who shall not be required to be a disinterested broker) with at least five
     (5) years experience who is familiar with rental values for properties in the vicinity of the Building. Each party will make the appointment no later than ten (10) days after receipt of Tenant's Notification. The agreement of the two brokers as to the Renewal Rental Rate for the Renewal Term will be binding upon Landlord and Tenant. If the two (2) brokers cannot agree upon the Renewal Rental Rate within fifteen (15) days following their appointment, they shall within ten (10) days thereafter agree upon a real estate broker (the "Independent Broker") with the qualifications set forth in subparagraph D(ii) below. Immediately thereafter, each of the brokers will submit his best estimate of the Renewal Rental Rate for the Renewal Term (together with a written report supporting such estimate) to the Independent Broker and such broker will choose between the two estimates. The estimate of Renewal Rental Rate chosen by the Independent Broker as the closest to the Renewal Rental Rate will be binding upon Landlord and Tenant. Notification in writing of this estimate shall be made to Landlord and Tenant within fifteen (15) days following the selection of the Independent Broker.

          (ii) If either Tenant or Landlord fails to appoint a broker or fails to notify the other party of such appointment within ten (10) days after receipt of notice that the prescribed time for appointing the brokers has passed, then the other party's broker will determine the Renewal Rental Rate for the Renewal Term which must be reasonable within the context of the market. The Independent Broker must be a disinterested, reputable, qualified real estate broker with at least ten (10) years experience in who is familiar with rental values from properties in the vicinity of the Building.

          (iii) If an Independent Broker must be chosen under the procedure set out above, he will be chosen on the basis objectivity and competence, not on the basis of his relationship with the brokers or the parties to this Lease, and the brokers will be so advised. Although the brokers will be instructed to attempt in good faith to agree upon the broker, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the brokers to immediately submit its top choice for the Independent Broker to the then highest ranking officer of the Dallas Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant or the brokers. Such officer will have complete discretion to select the most objective and competent independent broker from between the choice of each of the brokers, and will do so within twenty (20) days after such choices are submitted to him.

          (iv) Either Landlord or Tenant may notify the broker selected by the other party to demand the submission of an estimate of the Renewal Rental Rate or a choice of the Independent Broker as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's broker fails to comply with the demand within ten

    (10) days after receipt of such notice, then the Renewal Rental Rate or choice of the Independent Broker, as the case may be, selected by the other broker (i.e., the notifying party's broker) will be binding upon Landlord and Tenant.

          (v) Landlord and Tenant shall each bear the expense, if any, of the broker appointed by it, and the expense of the Independent Broker and of any officer of the Dallas Bar Association who participates in the appraisal process described above will be shared equally by Landlord and Tenant.

          (vi) If for any reason the Renewal Rental Rate has not been determined prior to the commencement of the Renewal Term, then during such Renewal Term until the Renewal Rental Rate is determined in accordance with the procedure described above, Tenant shall pay Basic Monthly Rent at the rate that is 125% of the rate of Basic Monthly Rent which applied prior to such Renewal Term. Later, when the Renewal Rental Rate for the Renewal Term is determined, an adjustment will be made between Landlord and Tenant for any overpayment or underpayment of the Renewal Rental Rate resulting from the operation of this subparagraph. Any underpayment of the Renewal Rental Rate for the period prior to such determination will be paid with the installment of Basic Monthly Rent next due after such determination, and any overpayment of the Renewal Rental Rate shall be applied as an offset by Landlord against Tenant's next maturing installments of Basic Monthly Rent.

                                    RIDER 2

                                RIGHT TO AUDIT


     This Rider is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership ("Landlord"), and VIGNETTE, INC., a Delaware corporation ("Tenant). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

     If a statement reflecting annual Operating Expenses is delivered to Tenant pursuant to subsection 2.202 of the Supplemental Lease Provisions and is not reviewed or prepared by an independent certified public accountant, Tenant shall have the right to perform an annual audit at Tenant's expense on Landlord's books and records to the extent necessary to verify Landlord's calculation of actual Additional Rent for the prior calendar year, provided that such audit shall be conducted by a certified public accountant whose fees are not determined on a percentage of recovery or contingency fee basis, and further provided that the auditor's report reflecting the results of such audit shall be promptly delivered to Landlord. Any such audit shall be conducted, if at all,
(i) within sixty (60) days after the receipt of the annual statement of actual Additional Rent from Landlord, (ii) during Landlord's normal business hours,
(iii) at the place where Landlord maintains its records (or such other place as Landlord shall deliver the appropriate records) and (iv) only after Landlord has received fifteen (15) days prior written notice. If the audit report reflects that estimated Additional Rent was overcharged or undercharged in the audited calendar year and provided Landlord agrees with such audit, Tenant shall within twenty (20) days after receipt of such report pay to Landlord the amount of any underpayment or, if applicable, Landlord shall allow Tenant a credit against the next accruing installment of Additional Rent in the amount of any overpayment, and if such overpayment exceeds five percent (5%) of Tenant's Additional Rent payable for the applicable calendar year, Landlord shall reimburse Tenant for the reasonable cost of the audit.

                                   RIDER H-1

                 TENANT'S STUDY, TESTING AND INSPECTION RIGHTS


     This Rider is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership ("Landlord"), and VIGNETTE, INC., a Delaware corporation ("Tenant). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

     Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as Tenant deems necessary or appropriate, subject to the condition that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL LOSS, DAMAGES, AND CLAIMS RESULTING FROM OR RELATING TO TENANT'S STUDIES, TESTS AND INVESTIGATIONS. If such study, test, investigation or survey evidences hazardous or toxic materials which affect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and, in any event, within ten (10) days after Tenant receives the evidence of hazardous or toxic materials. If Tenant does not exercise such right prior to commencement of any such tenant finish work and within such five (5) day period, Tenant's right to terminate this Lease shall be null and void and of no further force or effect.

                                    RIDER 3
                               EXPANSION OPTION

     This Rider is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III., LTD., a Texas limited partnership ("Landlord"), and Vignette, Inc., a Delaware corporation ("Tenant). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

A. Subject to the remaining provisions of this Rider, Tenant shall have the option and right (the "Expansion Option") to lease from Landlord all, but not less than all, of the first (1st) floor of the Building not included in the initial Premises (the "First Floor Expansion Space"), and all, but not less than all, of 10,000 square feet of Agreed Rentable Area on the third
     (3rd) floor of the Building (the "Third Floor Expansion Space") (collectively, the "Expansion Space"). The agreed rentable area of the First Floor Expansion Space is 5,049 square feet. Landlord shall designate the location of the Third Floor Expansion Space at the time Tenant exercise the Expansion Option with respect to such space. Tenant shall exercise the Expansion Option, if at all, by delivering written notice of such exercise (such notice, the "Notice") on or before 5:00 p.m. December 31, 1998. If Tenant fails to so exercise the Expansion Option as to either the First Floor Expansion Space or the Third Floor Expansion Space, the Expansion Option with respect to such space shall be of no further force or effect.

B. The applicable Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions:

     (a) All Expansion Space shall be delivered to Tenant in Building shell condition.

     (b) Basic Annual Rent for the applicable Expansion Space will be equal to the product of the Agreed Rentable Area per square foot rent applicable to the Premises (at the time such Basic Annual Rent is calculated) under Item 3 of the Basic Lease Provisions, multiplied by the agreed rentable area of the Expansion Space.

     (c) Basic Monthly Rent for the Expansion Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the Expansion Space.

     (d) Basic Annual Rent and Additional Rent for the Expansion Space shall commence on the earlier to occur of (i) ninety (90) days after Landlord's receipt of the Notice; provided that such ninety (90) day period shall be extended by one day for each day of Landlord Delay (hereinafter defined), and (ii) the date that Tenant commences use of the Expansion Space. For purposes hereof, Landlord Delay shall mean each day that Landlord fails to make a submittal or take any other action required by Landlord within the time period provided for such action under the work letter executed in connection with the Expansion Space.

     (e) The dates for submission of the initial space plan and construction plans for the leasehold improvements to be constructed in the Expansion Space shall be agreed to by Landlord and Tenant within five
          (5) days after Tenant elects to lease the Expansion Space.

     (f)  Tenant shall be entitled to a finish allowance equal to the product of
          (i) the per square foot Finish Allowance provided by Landlord with respect to the initial Premises (as set forth in Exhibit D to the
                                                           ---------
          Lease), multiplied by (ii) the number of square feet of the Expansion Space, multiplied by (iii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Lease Term from and after the date Basic Annual Rent commences with respect to the Expansion Space and the denominator of which is the number of full calendar months in the initial Lease Term.

     (g) Tenant shall have no right to occupy any portion of the Expansion Space and in no event shall Tenant occupy the Expansion Space prior to
          (i) Substantial Completion of the leasehold improvements to be constructed in the Expansion Space, (ii) issuance of a certificate of completion or other document or permit issued by the applicable governmental authority authorizing Tenant's occupancy of the Expansion Space and (iii) Landlord's receipt of an Acceptance of Premises Memorandum executed by Tenant and covering the Expansion Space.

C. Within fifteen (15) days after Landlord's receipt of the Notice, Tenant and Landlord will enter into a work letter substantially in the form of Exhibit
                                                                         -------
     D attached to the Lease, provided that such form shall be amended to (i)
     -
     set-forth appropriate dates, (ii) amend the finish allowance to be the amount of finish allowance calculated in accordance with clause (g) of Paragraph B of this Rider and (iii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the Expansion Space. Pursuant to the work letter, Landlord shall construct or cause to be constructed improvements in the Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant.

D. Upon substantial completion of the Expansion Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to the Lease. If Tenant
                               ---------
     occupies any Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Expansion Space for all purposes.

E. Within fifteen (15) days after Landlord's receipt of the Notice, Landlord and Tenant will enter into an amendment to this Lease reflecting (i) the addition of the Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Pro Rata Share Percentage and (iv) such other amendments as are necessary.

F. Landlord shall not be liable for the failure to give possession of any of the Expansion Space by reason of holding over or retention of any third party tenant, tenants or occupants if such holding over or retention of possession is contrary to the terms and provisions of the lease of any such third party tenant, tenants or occupants with Landlord and Landlord has employed legal counsel to take reasonable steps to endeavor to evict such third party tenant, tenants or occupants. The Landlord shall also not be liable for the failure to give possession of any Expansion Space by reason of force majeure as defined in the Lease. Any rent otherwise due by Tenant with respect to such Expansion Space shall, however, be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of any failure of Landlord to timely give possession of such Expansion Space to Tenant during such time period as Landlord is pursuing eviction efforts in the manner described preceding and/or during such time period as such force majeure is continuing.

G. Notwithstanding any other provision or inference herein to the contrary, Tenant's rights and Landlord's obligations under this Rider shall expire and be of no further force or effect on the earliest of (i) the expiration or earlier termination of the initial term of this Lease, (ii) a default by Tenant under this Lease, (iii) an assignment of this Lease by Tenant or
     (iv) a sublease of all or any portion of the Premises by Tenant other than a sublease described in Section 11.5 of the Lease which does not give rise to Landlord's right to terminate the Lease with respect to such sublease.

                                    RIDER 4
                        TENANT'S RIGHT OF FIRST REFUSAL

     This Rider is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership ("Landlord"), and VIGNETTE, INC., a Delaware corporation ("Tenant). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

A. Prior to leasing any rentable area of the Building (other than the Premises) (the "Right of First Refusal Space") to a prospective tenant, Landlord shall deliver to Tenant a written statement ("Statement") pursuant to which Landlord shall specify the terms and conditions upon which Landlord has agreed to lease the applicable Right of First Refusal Space to the prospective tenant, and Tenant shall have the right to lease the applicable Right of First Refusal Space upon the same terms and conditions; provided that Tenant shall pay a security deposit in connection with such Right of First Refusal Space equal to $4.69 per square foot of Agreed Rentable Area of the applicable Right of First Refusal Space. Tenant shall have five (5) days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Right of First Refusal Space upon the terms and conditions set forth in the Statement; provided that Tenant shall pay a security deposit in connection with such Right of First Refusal Space equal to $4.69 per square foot of Agreed Rentable Area of the applicable Right of First Refusal Space. Failure by Tenant to notify Landlord within such five (5) day period shall be deemed an election by Tenant not to lease the applicable Right of First Refusal Space and Landlord shall have the right to lease such space to the prospective tenant upon the terms and conditions set forth in the Statement. If Landlord enters into such a lease with the prospective tenant within 120 days after the expiration of such five (5) day period, Tenant shall have no further rights under this Rider with respect to the Right of First Refusal Space covered by such lease. In the event Landlord fails to enter into a lease with the prospective tenant within 120 days after the expiration of the five (5) day period, Tenant's rights under this Rider with respect to such Right of First Refusal Space shall be reinstated. Tenant's rights under this Rider shall continue with respect to any Right of First Refusal Space not previously offered to Tenant.

B. Notwithstanding any provision or inference in this Rider to the contrary, the Right of First Refusal shall expire and be of no further force or effect on the earlier of (i) the expiration or earlier termination of the initial term of this Lease, (ii) a default by Tenant under this Lease,
     (iii) an assignment of this Lease by Tenant, (iv) a sublease of all or any portion of the Premises by Tenant other than a sublease described in
     Section 11.5 of the Lease which does not give rise to Landlord's right to terminate the Lease with respect to such sublease, or (v) Landlord's lease of the Right of First Refusal Space within 120 days after the expiration of the five (5) day Tenant response period.

                                    RIDER 5

                         TENANT'S RIGHT OF OPPORTUNITY
                    (BASIC RENT EQUAL TO FAIR MARKET RENT)

     This Rider is attached to and a part of that certain Lease Agreement dated as of August 4, 1998, executed by and between B. O. III, LTD., a Texas limited partnership ("Landlord"), and VIGNETTE, INC., a Delaware corporation ("Tenant). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

A. Prior to leasing to a third party (other than (i) the existing tenant of such space under the initial lease of such space by Landlord, or (ii) the holder of any Third Party Expansion Rights with respect to such space) any of the rentable area in of the Building (other than the Premises) (the "Opportunity Expansion Space") after the initial lease of such Opportunity Expansion Space by Landlord, Landlord shall deliver to Tenant a written statement ("Statement") setting forth (a) the location of the applicable Available Opportunity Expansion Space and (b) Landlord's determination of the Fair Market Rent (hereinafter defined) for the applicable Available Opportunity Expansion Space. The phrase "Available Opportunity Expansion Space" is hereby defined to mean Opportunity Expansion Space which is not subject to any expansion options, rights of refusal, rights of opportunity, rights of offer and other similar expansion rights pursuant to an initial lease of space in the Building (any and all such expansion rights, "Third Party Expansion Rights"). Tenant shall have fifteen (15) days after receipt of the Statement within which to notify Landlord in writing that it elects to lease the applicable Opportunity Expansion Space and whether Tenant agrees with Landlord's determination of the Fair Market Rent (each such written notice is herein referred to as a "Opportunity Notice"). If Tenant elects to lease the applicable Opportunity Expansion Space within such fifteen (15) day period, then Tenant's election shall be irrevocable. The Notice shall also specify whether Tenant accepts or rejects Landlord's determination of the Fair Market Rent. If Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Fair Market Rent, the Fair Market Rent shall be determined in accordance with Paragraph B below. If Tenant does not specify in the Notice whether Tenant accepts or rejects Landlord's determination of the Fair Market Rent, Tenant shall be deemed to have accepted Landlord's determination. Failure by Tenant to notify Landlord within such fifteen (15) day period shall be deemed an election by Tenant not to lease the applicable Opportunity Expansion Space and Tenant's rights under this Rider with respect to such space shall terminate. However, Tenant's rights hereunder with respect to all other Opportunity Expansion Space which has not been previously offered to Tenant shall continue.

B. If Tenant timely invokes its rights under this Paragraph B, the following shall apply:

          (i) Landlord and Tenant shall each appoint a real estate broker (who shall not be required to be a disinterested broker) with at least five (5) years experience who is familiar with rental values for properties in the vicinity of the Building. Each party will make the appointment no later than three (3) business days after receipt of the Notice. The agreement of the two brokers as to the Fair Market Rent for the applicable Opportunity Expansion Space will be binding upon Landlord and Tenant. If the two (2) brokers cannot agree upon the Fair Market Rent within five (5) business days following their appointment, they shall within three (3) business) days thereafter agree upon a real estate broker (the "Independent Broker") with the qualifications set forth in subparagraph B(ii) below. Immediately thereafter, each of the brokers will submit his best estimate of the Fair Market Rent for the applicable Opportunity Expansion Space (together with a written report supporting such estimate) to the Independent Broker and such broker will choose between the two estimates. The estimate of Renewal Rental Rate chosen by the Independent Broker as the closest to the Fair Market Rent will be binding upon Landlord and Tenant. Notification in writing of this estimate shall be made to Landlord and Tenant within three
     (3) business days following the selection of the Independent Broker.

          (ii) If either Tenant or Landlord fails to appoint a broker or fails to notify the other party of such appointment within two (2) business days after receipt of notice that the prescribed time for appointing the brokers has passed, then the other party's broker will determine the Fair Market Rent for the Opportunity Expansion Space which must be reasonable within the context of the market. The Independent Broker must be a disinterested, reputable, qualified real estate broker with at least ten (10) years experience in who is familiar with rental values from properties in the vicinity of the Building.

          (iii) If an Independent Broker must be chosen under the procedure set out above, he will be chosen on the basis objectivity and competence, not on the basis of his relationship with the brokers or the parties to this Lease, and the brokers will be so advised. Although the brokers will be instructed to attempt in good faith to agree upon the broker, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the brokers to immediately submit its top choice for the Independent Broker to the then highest ranking officer of the Travis County Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant or the brokers. Such officer will have complete discretion to select the most objective and competent independent broker from between the choice of each of the brokers, and will do so within twenty (20) days after such choices are submitted to him.

          (iv) Either Landlord or Tenant may notify the broker selected by the other party to demand the submission of an estimate of the Fair Market Rent or a choice of the Independent Broker as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's broker fails to comply with the demand within three (3) business days after receipt of such notice, then the Renewal Rental Rate or choice of the Independent Broker, as the case may be, selected by the other broker (i.e., the notifying party's broker) will be binding upon Landlord and Tenant.

          (v) Landlord and Tenant shall each bear the expense, if any, of the broker appointed by it, and the expense of the Independent Broker and of any officer of the Travis County Bar Association who participates in the appraisal process described above will be shared equally by Landlord and Tenant.

         (vi) If for any reason the Fair Market Rent has not been determined prior to the rent commencement date for the applicable Opportunity Expansion Space, then until the Fair Market Rent is determined in accordance with the procedure described above, Tenant shall pay Basic Monthly Rent at the rate payable under the Lease for the initial Premises. Later, when the Fair Market Rent for the Opportunity Expansion Space is determined, an adjustment will be made between Landlord and Tenant for any overpayment or underpayment of the Fair Market Rent resulting from the operation of this subparagraph. Any underpayment of the Fair Market Rent for the period prior to such determination will be paid with the installment of Basic Monthly Rent next due after such determination, and any overpayment of the Fair Market Rent shall be applied as an offset by Landlord against Tenant's next maturing installments of Basic Monthly Rent.

C. The applicable Opportunity Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions:

     (a) All Opportunity Expansion Space shall be delivered to Tenant in "as is" condition.

     (b) The term of the Lease for the applicable Opportunity Expansion Space will be (a) with respect to any Opportunity Expansion Space which contains 10,000 square feet of Agreed Rentable Area or less, the greater of (X) the remaining term of the Lease or (Y) three (3) years from the d Rent Commencement Date (hereinafter defined) for such space, and (b) with respect to any Opportunity Expansion Space containing in excess of 10,000 square feet of Agreed Rentable Area, the greater of (X) the remaining term of the Lease of (Y) four (4) years from the d Rent Commencement Date for such space.

     (c) Basic Annual Rent for the applicable Opportunity Expansion Space will be equal to the Fair Market Rent, which is hereby defined to mean the then prevailing rents similar to the Basic Annual Rent payable by tenants for premises within the Project of equivalent quality, size, and utility as the applicable Opportunity Expansion Space and leased for a term approximately equal to the lease term for the applicable Opportunity Expansion Space, as the case may be. The Fair Market Rent will take into consideration, and Tenant shall be entitled to, only the tenant inducements (inclusive of the finish allowance) agreed to in the transactions considered by Landlord in determining the Fair Market Rent.

     (d) The Basic Monthly Rent for the agreed rentable area of the Opportunity Expansion Space will be equal to one-twelfth (1/12th) of the Basic Annual Rent for the applicable Opportunity Expansion Space.

     (e) The dates for submission of the initial space plan and construction plans shall be agreed to by Landlord and Tenant within five (5) days after Tenant elects to lease the applicable Opportunity Expansion Space.

     (f) The rent commencement date with respect to the applicable Opportunity Expansion Space shall be determined as follows:

          (i) If the applicable Opportunity Expansion Space is less than 5,000 square feet of Agreed Rentable Area, the rent commencement date with respect to such space shall be the earlier to occur of (x) the later to occur of (A) substantial completion of the tenant improvements to be installed in such space, but in no event more than thirty (30) days after the termination of the existing lease covering the applicable Opportunity Expansion Space, and (B) ninety (90) days after Landlord's delivery of the Statement applicable to such Opportunity Expansion Space, and (y) the date Tenant commences business in the applicable Opportunity Expansion Space.

          (ii) If the applicable Opportunity Expansion Space is 10,000 square feet of Agreed Rentable Area or less, but greater than 5,000 square feet of Agreed Rentable Area, the rent commencement date with respect to such space shall be the earlier to occur of (x) the later to occur of (A) substantial completion of the tenant improvements to be installed in such space, but in no event more than sixty (60) days after the termination of the existing lease covering the applicable Opportunity Expansion Space, and (B) ninety (90) days after Landlord's delivery of the Statement applicable to such Opportunity Expansion Space, and (y) the date Tenant commences business in the applicable Opportunity Expansion Space.

          (iii) If the applicable Opportunity Expansion Space is greater than 10,000 square feet of Agreed Rentable Area, the rent commencement date with respect to such space shall be the earlier to occur of (x) the later to occur of (A) substantial completion of the tenant improvements to be installed in such space, but in no event more than ninety (90) days after the termination of the existing lease covering the applicable Opportunity Expansion Space, and (B) ninety (90) days after Landlord's delivery of the Statement applicable to such Opportunity Expansion Space, and (y) the date Tenant commences business in the applicable Opportunity Expansion Space.

     (g) Tenant shall have no right to occupy any portion of the Opportunity Expansion Space prior to the applicable Scheduled Rent Commencement Date and in no event shall Tenant occupy any Opportunity Expansion Space prior to (i) Substantial Completion of the leasehold improvements being constructed in the applicable Opportunity Expansion Space, (ii) issuance of a certificate of completion or other document or permit issued by the applicable governmental authority authorizing Tenant's occupancy of the applicable Opportunity Expansion Space and
          (iii) Landlord's receipt of an Acceptance of Premises Memorandum covering the applicable Opportunity Expansion Space executed by Tenant.

D. Within fifteen (15) days after Landlord's receipt of a Opportunity Notice, Tenant and Landlord will enter into a work letter substantially in the form of Exhibit D attached to the Lease, provided that such form shall be
        ---------
     amended to (i) set forth appropriate dates, (ii) amend the finish allowance to be the amount of finish allowance considered in calculating the Fair Market Rent and (iii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the applicable Opportunity Expansion Space. Pursuant to the work letter, Landlord shall construct or cause to be constructed improvements in the applicable Opportunity Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant.

E. Upon substantial completion of the applicable Opportunity Expansion Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to the Lease.
                                             ---------
     If Tenant occupies any Opportunity Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Opportunity Expansion Space for all purposes.

F. Within fifteen (15) days after Landlord's receipt of an Opportunity Notice, Landlord and Tenant will enter into an amendment to this Lease reflecting
     (i) the addition of the applicable Opportunity Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant's Pro Rata Share Percentage and (iv) such other amendments as are necessary.

G. Notwithstanding any provision or inference in this Rider to the contrary, Tenant's rights under this Rider shall expire and be of no further force or effect on the earlier of (i) the expiration or earlier termination of the initial term of this Lease, (ii) a default by Tenant under this Lease,
     (iii) an assignment of this Lease by Tenant, or (iv) a sublease of all or any portion of the Premises by Tenant other than a sublease described in
     Section 11.5 of the Lease which does not give rise to Landlord's right to terminate the Lease with respect to such sublease.